EXHIBIT 99.01

KANA Software Anticipates Third Quarter Results Significantly Ahead of Expectations

License revenue expected to grow at least 59% over prior quarter

MENLO PARK, Calif.—KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced that the Company expects to report third quarter total revenue that exceeds its total quarterly revenue in each of the last 15 quarters.

KANA expects to report record total revenue ranging between $16.3 million to $16.7 million for the third quarter ended September 30, 2007. This represents growth of more than 21% as compared to total revenue of $13.4 million in the prior quarter and an increase of over 23% from $13.2 million reported in the third quarter of 2006. In addition, the Company expects to report license revenue between $5.6 million to $5.8 million, representing sequential growth in excess of 59% as compared to $3.5 million in the prior quarter and growth of over 28% from $4.3 million in the third quarter of 2006.

Michael Fields, CEO of KANA, stated, “In advance of our Customer Summit which begins on Monday, we are very pleased to be able to announce these exceptional preliminary results showing very strong total and license revenue growth. Our financial momentum reflects the market demand for KANA’s solutions and strategic services, and our ability to capitalize on our large and growing pipeline of opportunities. We look forward to welcoming customers to next week’s Summit, which will showcase the people, processes, and technologies that are helping companies create exceptional Service experiences across all communication channels.”

Third quarter results are preliminary and subject to the usual quarterly financial review by KANA’s independent registered public accounting firm.

Conference Call and Webcast Scheduled for October 30, 2007

KANA Software will announce its third quarter 2007 financial results after the market close on Tuesday, October 30, 2007. KANA will host a conference call to discuss the results at 1:30pm PDT (4:30pm EDT) on the same day. Investors are invited to listen to the conference call on the investor relations section of KANA’s website at www.kana.com. A replay of the web cast will also be available at www.kana.com for a week following the completion of the call.

Information in this release regarding KANA’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about market demand for KANA’s solutions and strategic services, its pipeline of opportunities, and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including e-mail, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

Investor

Market Street Partners

Carolyn Bass or Zach Barnes, 415-445-3232

kana@marketstreetpartners.com

or

Media

KANA

Suzanne Deppe, 650-614-8369

pr@kana.com